As filed with the Securities and Exchange Commission on April 27, 2015
Registration No. 1-11248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Green Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0711	84-0938688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134
(408)-432-7285
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wallace Browne
Chief Executive Officer
Telephone: (408) 432-7285
Facsimile: (408) 432-7235
Email: wbrowne@gtsoresources.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Sonfield, Jr.
Sonfield & Sonfield
2500 Wilcrest Drive
3rd Floor
Houston, Texas 77042
Telephone: (713)877-8333
Facsimile: (713)877-1547
Email: robert@sonfield.com

 Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	3,000,000	$1.38	$4,140,000	$481.07

(1)      Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, and is based upon the average of the high and low sales prices of the Company’s common stock as reported on the OTCQB Market on April 24, 2015.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May ___, 2015

PRELIMINARY PROSPECTUS

3,000,000 Shares

Common Stock

This prospectus relates solely to sales of Green Technology Solutions, Inc. common stock by the selling stockholders named in this prospectus. The selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each of the selling stockholders may be deemed an affiliate of ours. See “Prospectus Summary — Selling Stockholders.”

These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices. The distribution of the common stock by the selling stockholders may be effected from time to time through brokerage transactions, block trades, purchases by a broker/dealer as principal and resale by the broker–dealer for its account, privately negotiated transactions and any other method permitted by applicable law. The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling stockholders may dispose of the common stock covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of common stock to be offered by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

Our common stock is listed on the OTCQB Market under the symbol “GTSO”. On April 24, 2015, the last reported sale price of our common stock was $1.38 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 for a discussion of factors that you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated April 27, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell certain shares of our common stock in one or more offerings. When the selling stockholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision.

We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where you can find more information.” The information is available to you without charge upon your request from us at the following address and telephone number:

Green Technology Solutions, Inc.
Attn: Investor Relations
2880 Zanker Road, Suite 203
San Jose, California  95134
(408) 432-7285

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:
•	our ability to maintain pricing;
•	deterioration of the credit markets;
•	our ability to raise additional capital to fund future capital expenditures;
•	increased vulnerability to adverse economic conditions due to indebtedness;
•	competition within industry;
•	asset impairment and other charges;
•	our limited operating history on which investors will evaluate our business and prospects;
•	our identifying, making and integrating acquisitions;
•	loss of key executives;
•	management control over shareholder voting;
•	inadequacy of insurance coverage for certain losses or liabilities;
•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof;
•	future legislative and regulatory developments; and
•	effects of climate change.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please review the “Risk Factors” included in this prospectus so that you are aware of the various risks associated with the common stock.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

PROSPECTUS SUMMARY

This summary highlights information about us and the common stock offering. It is not complete and may not contain all of the information that you should consider before making your investment decision. We encourage you to read this prospectus and the documents to which we refer in their entirety before making a decision to invest, including the information set forth under the heading “Risk Factors.” In addition, certain statements contained in this prospectus include forward-looking information that involves many risks and uncertainties, including but not limited to those discussed under “Cautionary Statements Regarding Forward-Looking Statements.” Unless the context clearly indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” or other similar terms mean Green Technology Solutions, Inc.

Overview

Green Technology Solutions, Inc. (“GTSO”, “we”, “us”, “our” or the “Company”) was incorporated as XCL Sunrise, Inc. in the State of Delaware on April 1, 1991. We changed our name to Sunrise Energy Resources, Inc. on November 1, 2004. On October 26, 2010, we changed our name to Green Technology Solutions, Inc.

On July 28, 2014, the Company reincorporated from Delaware to Nevada. Our board of directors and the owners of a majority of our outstanding voting stock approved the reincorporation. Each of our shareholders as of the record date received one share of the Nevada company’s common stock for each 300 shares of our common stock they owned in the Delaware company, with fractional shares to be rounded up to the next whole share, and number of additional whole shares such that each shareholder will own at least five shares. The board of directors and officers of the Nevada company consists of the same persons who are directors and officers prior to the reincorporation. Our daily business operations will continue at the principal executive offices at 2880 Zanker Road, Suite 203, San Jose, California.

GTSO is in the business of trying to keep the world a greener place to live.  Having a greener environment is what we strive to provide so that we may live healthier lives.  The corporate mission is to support the health and wellness sub-market of medical cannabis.

Plan of Operations

GTSO will be focusing directly on health and wellness.  One of the fastest growing emerging markets in health and wellness is the medical cannabis market.  It has experienced exponential growth and is expected to be a $6 billion market this year.

With the medical cannabis market, our product focus within the subsidiary can be categorized into three parts:

•	Business and Support services
o	Payment processing
o	Security
o	Transport
•	Developing more efficient ways to utilize hemp delivery systems
o	Edibles
o	Topical treatments
o	Drinks
•	Products, methods, or services supporting the actual producers of the product in this industry.
o	Specialty organic soils and fertilizers
o	Lighting systems
o	Methods to produce other cannabinoid products

On November 3, 2014, we closed the acquisition of Mother Parker’s Soil, LLC, a California limited liability company, (“Mother Parker”) for $125,000 to be paid in monthly increments. Mother Parker is a cultivator of organic soils. Through December 31, 2014, we have made payments of $60,000 toward this acquisition. The acquisition of Mother Parker has solidified the Company’s mission to support the horticultural side of the medical cannabis industry.

In order to more fully support the horticultural market and medical cannabis markets, we plan to expand our operations by researching opportunities in the following areas:

•	Develop more efficient lighting systems and growing mediums. This will require extensive testing with experienced horticulture groups.
•	Assist the newly opened market for hemp products by bringing new delivery technologies to this industry. This would include oral, topical, drinks and vapor inhalants.
•	Provide business support services to the medical cannabis industry, specifically providing secure payment processing services to make retail transactions quicker and safer.
•
Explore the options to enhance security for medical cannabis suppliers in the areas of standard building security and mobile security units, among others. In addition, we plan to explore methods for providing secure transport of product and funds.

On March 5, 2015 we signed an asset purchase agreement to acquire an approximately 1,300 square foot Class 5 clean room (the “Clean Room”). We expect to install the Clean Room in Colorado where it will serve as a center for hygienic testing and quality control services to cannabis growers and retailer. The Company will pay a total of $2,500,000 for the Clean Room. $250,000 will be paid in cash installments of (i) $25,000 on the closing date; (ii) $25,000 payable 10 days after the closing date; and (iii) four monthly installments of $50,000 beginning 30 days after the second payment. The remaining $2,250,000 will be payable in common stock of the Company. The Company will issue 3,000,000 shares of its common stock immediately in satisfaction of this requirement. The 3,000,000 shares are registered for resale by prospectus.

The Offering

Securities offered	This prospectus relates to the resale from time to time of up to 3,000,000 shares of our common stock, par value $0.001 per share, held by the selling stockholders named herein.
Common stock outstanding	4,318,908 shares as of April 24, 2015 including the shares offered hereby.
Use of Proceeds
The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Listing of Common Stock	Our common stock trades on the OTCQB Market under the symbol “GTSO”.
Transfer Agent	Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119
Fees and Expenses	We will pay the fees and expenses related to the offering.
Risk Factors
Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 5 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

RISK FACTORS

You should carefully consider the following risk factors discussed below and the matters addressed under “Cautionary Statements Regarding Forward-Looking Statements,” together with all the other information presented in this prospectus, including our audited consolidated financial statements and related notes. The risks described below are not the only risks facing us or that may materially adversely affect our business. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with a history of operating losses and expect to continue to realize losses in the near future. Currently our operations are producing very little revenue, and we currently rely on investments by third parties to fund our business. Even when we begin to generate revenues from operations, we may not become profitable or be able to sustain profitability.

We are a development stage company, and since inception, we have incurred significant net losses and have not realized meaningful revenue from our operations.  We have reported a net loss from the date of reentry to the development stage through December 31, 2014. We expect to continue to incur net losses and negative cash flow from operations in the near future, and we will continue to experience losses for at least as long as it takes our company to generate revenue from our clean room. The size of these losses will depend, in large part, on whether we develop our business strategy in a profitable manner. To date, we have had only limited operating revenues. Because we do not yet have a revenue stream resulting from sales or other operations, there can be no assurance that we will achieve material revenues in the future. Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity securities to continue in operation. We have recently issued the 3,000,000 shares of common stock registered for sale in this prospectus as consideration for the acquisition of our Clean Room. However, we expect to incur significant losses in the foreseeable future. Our financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our limited operations may not be sufficient for investors to evaluate our business and prospects.

We were formed in 1991. We have been in the business of identifying and acquiring rights in early stage, breakthrough green technologies, with the plan to develop these technologies into marketable products. To date, we have identified the following market segments: (1) the advancement of cleaner world-wide mining technologies, with an emphasis on rare earth and precious metals mining applications, (2) the development of additional markets for environmentally friendly methods of recovering minerals from electronic waste and (3) smart grid technology. Our mission focused our resources on the acquisition of the Clean Room to be installed in Colorado.

We might not succeed in our strategies for acquisitions and dispositions.

From time to time, we may attempt to acquire or invest in additional brands or businesses. We expect to continue to seek acquisition and investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and purchase brands or businesses at acceptable prices and terms. Acquisitions involve risks and uncertainties, including potential difficulties integrating acquired brands and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Acquisitions, investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital. We could incur future restructuring charges or record impairment losses on the value of goodwill or other intangible assets resulting from previous acquisitions, which may also negatively affect our financial results.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favorable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

The forward-looking estimates presented in this prospectus may differ from our actual results.

The forward-looking estimates and production dates we have included in this prospectus are based upon a number of assumptions and on information that we believe is reliable as of today. However, these forward-looking estimates and assumptions are inherently subject to significant business and economic uncertainties, many of which are beyond our control. These forward-looking estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will vary from the forward-looking estimates and the variations will likely be material and are likely to increase over time. Consequently, the inclusion of these forward-looking estimates in this prospectus should not be regarded as a representation by us or any other person that the forward-looking estimates will actually be achieved. Moreover, we do not intend to update or otherwise revise these forward-looking estimates to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events. You, as a holder of the shares, are cautioned not to place undue reliance on the forward-looking estimates.

We may not be able to finance the growth of our business, which we expect will require significant amounts of capital, including the acquisition of equipment, the development and construction of our distribution and processing facilities.

Our business model is capital-intensive.  As a result, we must obtain funds from equity or debt financings to help develop and construct our distribution and processing facilities, to help identify and develop new projects, acquire additional equipment and to help pay the general and administrative costs of operating our business. We may not be able to obtain the needed funds on terms acceptable to us, or at all. Furthermore, because we may rely on debt financing to develop our projects, increases in long-term interest rates could significantly increase our cost of capital. If we are unable to raise additional funds when needed, we could be required to delay the acquisition of equipment or the development and construction of our projects, including our distribution and processing facilities, reduce the scope of projects or abandon or sell some or all of our development projects or default on our contractual commitments in the future, any of which would adversely affect our business, financial condition and results of operations.

Our inability to control the inherent risks of acquiring and integrating businesses in the future could adversely affect our operations.

Our management believes acquisitions could potentially be a key element of our business strategy in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. We may not be able to secure additional capital to fund acquisitions. If we are able to obtain financing, such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to stockholders. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. Additional risks we expect to face include:

•	retaining and attracting key employees;
•	retaining and attracting new customers;
•	increased administrative burden following acquisitions;
•	assessing and maintaining an effective internal control environment over an acquired business in order to comply with public reporting requirements;
•	developing and integrating our sales and marketing capabilities;
•	managing our growth effectively;
•	integrating operations following acquisitions;
•	operating a new line of business; and
•	increased logistical problems common to larger, more expansive operations.

If we fail to manage these risks successfully, our business could be harmed.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Our growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities through both organic growth and possible acquisitions, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrences of unexpected expansion difficulties, including the failure to recruit and retain experienced managers, engineers and other professionals in the oil and natural gas services industry, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

The following factors could also present difficulties for us:

• lack of sufficient executive-level accounting and administrative personnel;
• increased burden on existing personnel;
• long lead times associated with acquiring additional equipment, including potential delays; and
• ability to maintain the level of focused service attention to our customers.

The failure to adequately manage these factors could also have a material adverse effect on our business, financial condition and results of operation.

We recently underwent a change in management, and the current management has no experience in clean room technology prior to joining the Company.

We underwent a change in management May 13, 2014 when we elected Wallace W. Browne to replace Paul Watson who resigned all positions on the same day. The new director and sole executive officer of the Company was not previously an employee of or otherwise involved in the management of the Company. While Mr. Browne has prior business experience, he had no prior experience in the operation of a clean room before joining the Company.

One of our stockholders has the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Eastern Rim Funds, a Panama corporation, currently owns 1,000,000 shares of Series E preferred stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. As a result, Eastern Rim Funds could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition. Any stockholders in favor of a matter that is opposed by this stockholder cannot overrule the vote of Eastern Rim Funds.

Wallace Browne is our sole director and officer and the loss of Mr. Browne could adversely affect our business.

Since Mr. Browne is currently our sole director and officer, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no “key man” life insurance at this time.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Risks Related to our common stock

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.

There is currently a limited trading market for our common stock in the OTCQB under the symbol "GTSO." There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:
•	the publication of earnings estimates or other research reports and speculation in the press or investment community;
•	changes in our industry and competitors;
•	our financial condition, results of operations and prospects;
•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;
•	general market and economic conditions; and
•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a company registered under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

Lack of Independent Directors.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an audit committee of the board of directors. Audit committee communications will have to go directly to board members and addressed with the board of directors. We can provide no assurances that we will be able to attract and maintain independent directors on our board or form an audit committee in compliance with Sarbanes-Oxley.

We do not expect to pay cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets.  Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, ” as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTCQB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading in our common stock on the OTCQB Markets is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Trading in our common stock is currently published on the OTCQB Markets. The trading price of our common stock has been subject to wide fluctuations.  Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance.  In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, when we lose that status the costs and demands placed upon our management will increase.

We are deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, “ as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no qualify as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make the common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, upon becoming a publicly-reporting company, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find the common stock less attractive because we may rely on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and our stock price may be more volatile and could cause our stock price to decline.

The sale of shares by the selling stockholders may compete with proposed sales by our existing stockholders and could cause the price of our common stock to decline.

We are registering for sale 3,000,000 shares. The number of shares offered for sale under this prospectus depends upon market liquidity at the time, sales of shares of the shares may cause the trading price of our common stock to decline.

Sales of shares under the registration statement, of which this prospectus is a part, will result in competition to the interests of other holders of our common stock. The sale of a substantial number of shares, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The selling stockholders paid less than the then-prevailing market price for our common stock.

The consideration for the issuance of the shares offered for sale by this prospectus was $.75 per share which is significantly less than the recent trading price of our common stock. The selling stockholders have a financial incentive to sell the shares immediately to realize the profit equal to the difference between the discounted purchase price and the market price.  If the shares are sold, the price of our common stock could decrease.  If our stock price decreases, the selling stockholders may have a further incentive to sell their shares.  These sales may have a further adverse impact on our stock price.

We are registering 3,000,000 shares for sale under the registration statement of which this prospectus is a part. The sales of such shares could depress the market price of our common stock.

We are registering 3,000,000 shares under the registration statement of which this prospectus is a part. The 3,000,000 shares represent approximately 69.46% of our shares of common stock outstanding. The sale of these shares into the public market could depress the market price of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering.

In connection with this offering, we will incur certain issuance costs, consisting of various registration, printing and professional services fees. We will expense these costs as incurred.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for common stock

Since May 2005, shares of our common stock have been quoted on the OTC Markets Group, Inc. Bulletin Board (“OTC Pink”) under the symbol “GTSO.”

The following table sets forth, for the period indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations reflect inter-dealer prices, without adjustment for retail mark-up, mark down or commissions and may not represent actual transactions. There is an absence of an absence of an established trading market for the Company’s common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Fiscal Year Ended December 31, 2014
Quarter ended December 31, 2014	$8.91	$2.01
Quarter ended September 30, 2014	$11.00	$2.21
Quarter ended June 30, 2014	$5.86	$3.00
Quarter ended March 31, 2014	$6.91	$2.34

Fiscal Year Ended December 31, 2013
Quarter ended December 31, 2013	$11.41	$3.30
Quarter ended September 30, 2013	$13.51	$7.48
Quarter ended June 30, 2013	$27.03	$6.01
Quarter ended March 31, 2013	$27.03	$10.54

Holders

We had approximately 1,271 record holders of our common stock as of April 24, 2015, according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•
our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 3 of the notes to our historical financial statements. We have identified and disclosed accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

DIVIDENDS POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors or any authorized committee thereof after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors or such committee deems relevant, and subject to applicable Delaware law and the restrictions contained in our current or future financing instruments.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

This prospectus relates to the possible resale by certain of our stockholders of up to 3,000,000 shares of our common stock. We have agreed to register the resale of such shares of common stock pursuant to that certain Asset Purchase Agreement, dated as of March 5, 2015 by and among us and all of the holders of our common stock prior to our initial public offering.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Based on the information provided to us by the selling stockholders as of the date of this prospectus, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Our calculation of the percentage of beneficial ownership is based on 4,318,908 shares of common stock outstanding.

Name and address of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering	Percentage Beneficially Owned to be Sold in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
SRN Properties Corporation 14100 Southwest Freeway, Suite 360, Sugarland, TX 77478 (1)	3,000,000	69.46%	69.46%	-0-	-0-
TOTAL	3,000,000	69.46%	69.46%	-0-	-0-

(1)      John Nguyen, President of SRN Properties Corporation may be deemed to have voting and dispositive control over the shares of our common stock held by SRN Properties Corporation.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 480,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of applicable Nevada law.

Common Stock

We are authorized to issue 480,000,000 shares of common stock, with a par value of $0.0010. The closing price of our common stock on April 24, 2015, as quoted by OTC Markets Group, Inc., was $1.38. As of April 24, 2015, there were 4,318,908 shares of our common stock outstanding, held by 1,271 stockholders of record.. All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding was issued validly, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company’s assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of the Company’s common are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the Board of Directors from funds legally available.

Our Articles of Incorporation, our Bylaws, and the applicable statutes of the state of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

During the year ended December 31, 2014, there was no modification of any instruments defining the rights of holders of the Company’s common stock and no limitation or qualification of the rights evidenced by the Company’s common stock as a result of the issuance of any other class of securities or the modification thereof.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. Dividends may be declared and paid on our common stock from lawfully available funds as and when determined by our board of directors.

Voting Rights

Except as otherwise required by the revised statutes of Nevada and the Series E Preferred Stock, the holders of common stock possess all voting powers for all purposes, including the election of directors. Each share of common stock has one vote on each matter submitted to a vote of our stockholders. The holders of shares of our common stock will vote together with all other shares of capital stock, if any, as a single class on all matters submitted for a vote or consent of stockholders.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Registration Rights

In connection with the issuance of the shares delivered to the selling stockholders we agreed to file a registration statement enabling the investors to publicly sell the shares of common stock issued pursuant to the Asset Purchase Agreement, and use our reasonable best efforts to cause the registration statement to become effective within as promptly as reasonably practicable after the filing thereof.

Preferred Stock

We are authorized to issue 20,000,000 shares of $0.001 par value preferred stock. Our preferred stock is not traded on any public markets. Our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. No dividends may be declared or paid on preferred stock. There were 1,000,000 shares of Series E preferred stock, held by one stockholder, issued and outstanding as of April 24, 2015.

Voting Rights

The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

We are governed by the Nevada Revised statutes (referred to as the “NRS”). Our articles of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder’s shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover or otherwise.

Nevada Anti-Takeover Statute

We have elected not to be governed by Section 78.378 to 78.3793 of the NRS or Section 78.411 to 78.444 of the NRS which impose additional requirements regarding acquisitions of a controlling interest, mergers and other business combinations.

Limitations of Liability and Indemnification

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and other agents, to the fullest extent permitted by the NRS, which prohibits our articles of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Nevada law, as so amended. Our articles of incorporation will not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Nevada law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our articles of incorporation and bylaws, we may enter into indemnification agreements with our current director and executive officer. These agreements may provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines, and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We may also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Trading of our common stock is reported on the OTC Pink Market under the symbol “GTSO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “WILL,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives, and performance that involve risk, uncertainties, and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

Plan of Operations

We believe we do not have adequate funds to execute our business plan for the next twelve months unless we obtain additional funding. However, should we not raise this capital, we will allocate our funding to first assure that we meet all State, Federal and SEC requirements.

As of December 31, 2014, we had cash on hand of $15,173.

We intend to pursue capital through public or private financing, as well as borrowing and other sources in order to finance our business activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

Results of Operations

We incurred a net loss of $4,103,145 for the year ended December 31, 2014. We had a working capital deficit of $575,981 as of December 31, 2014. We do not anticipate having positive net income in the immediate future. Net cash used by operating activities for the year ended December 31, 2014 was $267,827.

We continue to rely on advances to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurance that we will continue to have such advances available. We will not be able to continue operations without them. We are pursuing alternate sources of financing, but there is no assurance that additional capital will be available to the Company when needed or on acceptable terms.

Fiscal year ended December 31, 2014 compared to the fiscal year ended December 31, 2013.

General and Administrative Expenses

We recognized general and administrative expenses of $3,744,176 and $337,081 for the years ended  December 31, 2014 and 2013, respectively. General and administrative expense for the year ended December 31, 2014 includes expense for preferred stock issued for services in the amount of $3,010,644 and for common stock issued for services in the amount of $300,000. Excluding these expenses, general and administrative expense for the year ended December 31, 2014 would have been $433,532. The remaining increase is primarily due to increased professional fees.

Interest Expense

Interest expense decreased from $522,610 for the year ended December 31, 2013 to $233,969 for the year ended December 31, 2014. Interest expense for the year ended December 31, 2014 included amortization of discount on convertible notes payable in the amount of $170,580, compared to $460,420 for the comparable period of 2013.

Net Loss

We incurred a net loss of $4,103,145 for the year ended  December 31, 2014 as compared to $909,691 for the comparable period of 2013. The increase in the net loss was primarily the result of increased general and administrative expenses, partially offset by the decrease in interest expense discussed above.

Liquidity and Capital Resources

We anticipate needing approximately of $1,000,000 to fund our operations and to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status, we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

For the year ended December 31, 2014, we have incurred a net loss of $4,103,145. We had negative cash flow from operating activities of $267,827. We raised the cash amounts used in these activities from the sale of common stock and from advances. We currently have negative working capital of $575,981.

As of December 31, 2014, we had $15,173 of cash on hand. This amount of cash will be adequate to fund our operations for less than one month.

We have no known demands or commitments and are not aware of any events or uncertainties as of December 31, 2014 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources

We had no material commitments for capital expenditures as of December 31, 2014 and 2013. However, should we execute our business plan as anticipated, we would incur substantial capital expenditures and require financing in addition to what is required to fund our present operation.

Additional Financing

Additional financing is required to continue operations. Although actively searching for available capital, the Company does not have any current arrangements for additional outside sources of financing and cannot provide any assurance that such financing will be available.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends, and other factors that management believes to be important at the time the financial statements are prepared; actual results could differ from our estimates and such differences could be material. We have identified below the critical accounting policies, which are assumptions made by management about matters that are highly uncertain and that are of critical importance in the presentation of our financial position, results of operations and cash flows. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation our financial statements.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2014, the Company had a net loss of $4,103,145 and generated negative cash flow from operating activities in the amount of $267,827. In view of these matters, the Company’s ability to continue as a going concern is dependent upon its ability to achieve a level of profitability or to obtain additional capital to finance its operations. The Company intends on financing its future activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

DESCRIPTION OF BUSINESS

Our Company

Green Technology Solutions, Inc. (“GTSO”, “we”, “us”, “our” or the “Company”) was incorporated as XCL Sunrise, Inc. in the State of Delaware on April 1, 1991. We changed our name to Sunrise Energy Resources, Inc. on November 1, 2004. On October 26, 2010, we changed our name to Green Technology Solutions, Inc.

On July 28, 2014, the Company reincorporated from Delaware to Nevada. Our board of directors and the owners of a majority of our outstanding voting stock approved the reincorporation. Each of our shareholders as of the record date received one share of the Nevada company’s common stock for each 300 shares of our common stock they owned in the Delaware company, with fractional shares to be rounded up to the next whole share, and number of additional whole shares such that each shareholder will own at least five shares. The board of directors and officers of the Nevada company consists of the same persons who are directors and officers prior to the reincorporation. Our daily business operations will continue at the principal executive offices at 2880 Zanker Road, Suite 203, San Jose, California.

GTSO is in the business of trying to keep the world a greener place to live.  Having a greener environment is what we strive to provide so that we may live healthier lives.  The corporate mission is to support the health and wellness sub-market of medical cannabis.

Plan of Operations

GTSO will be focusing directly on health and wellness.  One of the fastest growing emerging markets in health and wellness is the medical cannabis market.  It has experienced exponential growth and is expected to be a $6 billion market this year.

With the medical cannabis market, our product focus within the subsidiary can be categorized into three parts:

•	Business and Support services
o	Payment processing
o	Security
o	Transport
•	Developing more efficient ways to utilize hemp delivery systems
o	Edibles
o	Topical treatments
o	Drinks
•	Products, methods, or services supporting the actual producers of the product in this industry.
o	Specialty organic soils and fertilizers
o	Lighting systems
o	Methods to produce other cannabinoid products

On November 3, 2014, we closed the acquisition of Mother Parker’s Soil, LLC, a California limited liability company, (“Mother Parker”) for $125,000 to be paid in monthly increments. Mother Parker is a cultivator of organic soils. Through December 31, 2014, we have made payments of $60,000 toward this acquisition. The acquisition of Mother Parker has solidified the Company’s mission to support the horticultural side of the medical cannabis industry.

In order to more fully support the horticultural market and medical cannabis markets, we plan to expand our operations by researching opportunities in the following areas:

•	Develop more efficient lighting systems and growing mediums. This will require extensive testing with experienced horticulture groups.
•	Assist the newly opened market for hemp products by bringing new delivery technologies to this industry. This would include oral, topical, drinks and vapor inhalants.
•	Provide business support services to the medical cannabis industry, specifically providing secure payment processing services to make retail transactions quicker and safer.
•
Explore the options to enhance security for medical cannabis suppliers in the areas of standard building security and mobile security units, among others. In addition, we plan to explore methods for providing secure transport of product and funds.

Business objective

On March 5, 2015 we signed an asset purchase agreement to acquire an approximately 1,300 square foot Class 5 clean room (the “Clean Room”). We expect to install the Clean Room in Colorado where it will serve as a center for hygienic testing and quality control services to cannabis growers and retailers. The Company will pay a total of $2,500,000 for the Clean Room. $250,000 will be paid in cash installments of (i) $25,000 on the closing date; (ii) $25,000 payable 10 days after the closing date; and (iii) four monthly installments of $50,000 beginning 30 days after the second payment. The remaining $2,250,000 will be payable in common stock of the Company. The Company will issue 3,000,000 shares of its common stock immediately in satisfaction of this requirement. The 3,000,000 shares are registered for resale by prospectus.

Recent Developments

Common Stock Offering

On March 5, 2015, we issued 3,000,000 shares as consideration for the acquisition of our Clean Room representing 69.46% of our outstanding common stock at such time, on a fully diluted basis.

Preferred Stock Offering

On September 16, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. See “Description of Capital Stock—Preferred Stock.”

Limited Operations

Our assets primarily consist of a 1,300 square foot Class 5 clean room (the “Clean Room”). We expect to install the Clean Room in Colorado where it will serve as a center for hygienic testing and quality control services to cannabis growers and retailer. Until we receive delivery of our Clean Rom and reinstall in Colorado, we will be planning our organization and marketing strategy.

General Corporate Information

Green Technology Solutions, Inc. is a Nevada corporation. Our principal offices are located at 2880 Zanker Road, Suite 203 San Jose, California 95134. We can be reached at (408) 432-7285 and our website address is www.gtsoresources.com. Information contained on our website does not constitute part of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Other Key Employees

Name	Age	Title
Wallace W. Browne 2800 Zanker Road, Suite 203 San Jose, CA 95134	45	President, Secretary, Treasurer, Chief Executive Officer, Principal Financial Officer and Director

Wallace Browne has been our sole director and chief executive officer since May 13, 2014 and will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors.

Set forth below is the description of the backgrounds of our sole director, executive officer and key employee.

Biographical Information – Wallace Browne

Mr. Browne brings to GTSO extensive experience in multiple environmental disciplines, most recently for the last nine years as the owner/vice president of Gulf Environmental Services, Inc., which specializes in asbestos abatement services. Mr. Browne also boasts experience as an environmental compliance manager and as a wastewater operator at a petrochemicals company where he oversaw the commissioning, start-up and operation of a two billion pound per year Ethylene plant.

From 2005 through 2010, Mr. Browne was an owner and vice president of Gulf Environmental Services, Inc., a Louisiana asbestos abatement service, where he was responsible for employee safety training and health compliance. From 2010 to the present, Mr. Browne served as a quality control laboratory coordinator for Omega Protein, Inc., which develops, produces and delivers essential nutrients to leading supplement and food manufacturers. He is a graduate of McNeese State University with a bachelor of science degree in environment science and a minor in chemistry.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons was involved in any of the legal proceedings listen in Item 401(f) of Regulation S-K.

Arrangements

There are no arrangements or understandings between our sole executive officer and director and any other person pursuant to which he is to be selected as an executive officer or director.

Significant Employees and Consultants

We have no employees, other than our President, Wallace Browne.

Code of Ethics

We have adopted an amended and restated code of ethics that applies to our executive officers and employees.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our board, in accordance with the Nevada Revised Statutes and our bylaws. Members of the board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Under the Nasdaq stock market definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the Nasdaq definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

At the present time, we have no independent directors.

Lack of Committees

We do not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, the sole director acts in those capacities. We believe that committees of the board are not necessary at this time given that we are in the exploration stage.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Mr. Wallace does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive, given our current operating and financial condition. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not necessary at this time.

The Company may in the future create an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

•
being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	annually reviewing and reassessing the adequacy of the committee’s formal charter;

•	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

•
reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent auditors;

•
reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.

•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended July 31, 2013, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2013 and 2014.

Summary Compensation Table

The following table sets forth, for the periods indicated, the total compensation for services provided to us by all persons who served as our Chief Executive Officer and our Chief Financial Officer during the years ended December 31, 2014, 2013 and 2012 and the three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of 2014 who received total compensation exceeding $100,000 during 2014 (such persons identified on the table below may be referred to collectively herein as the “named executive officers”).

The table below summarizes all compensation awards to, earned by, or paid to our named executive officer for all service rendered in all capacities to us for the fiscal years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Wallace Browne CEO (1)	2014	36,000	—	—	—	—	—	—	36,000

Paul Watson Former CEO	2014	22,500	—	—	—	—	—	—	22,500
	2013	60,000	—	—	—	—	—	—	60,000
	2012	60,000	—	—	—	—	—	—	60,000

(1)        Mr. Browne replaced Mr. Watson as Chief Executive Officer May 13, 2014. Mr. Wallace is paid $60,000 per year for his services to the company. He does not have a written employment agreement with the company.

Grants of Plan Based Awards

There were no awards granted pursuant to a plan during 2014 or 2013.

Outstanding Equity Awards as of December 31, 2014

There were no outstanding unvested equity awards at fiscal year end December 31, 2014.

Stock Vested From Inception (April 1, 1991) Through December 31, 2014

None of the named executive officers had options to exercise or stock awards subject to vesting during 2014.

Potential Payments Upon Termination or Change in Control

During the period from inception (April 1, 1991) through December 31, 2014, none of the named executive officers had a right to receive payments upon termination other than accrued and unpaid salary and benefits through the date of termination and none of the named executive officers had a right to receive a payment in connection with a change in control of the company.

Employment Agreements

Presently, we have no written employment agreements.

2014 Omnibus Equity Incentive Plan

The purpose of our 2014 Plan is to maintain the ability of the company and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the company and its subsidiaries. In addition, the 2014 Plan is intended to encourage ownership of our common stock by the directors, employees and consultants of the company and its affiliates and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the company’s business. The 2014 Plan provides eligible employees and consultants the opportunity to participate in the enhancement of stockholder value by the grants of options (including incentive stock options for employees only), restricted or unrestricted common stock and other awards under the 2014 Plan, including having their bonuses and/or consulting fees payable in restricted or unrestricted common stock and other awards, or any combination thereof. The number of shares that currently may be issued under the 2014 Plan is 10,000,000 shares of common stock.

Immediately upon the grant of any award, the number of shares that may be issued or optioned under the plan will be increased such that the total number of shares issuable under the plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal 10% of the total number of issued and outstanding shares. Such increase in the number of shares subject to the plan shall occur without the necessity of any further corporate action of any kind or character.

Compensation Policies and Practices as they Relate to Risk Management

We reviewed and analyzed our compensation arrangements and determined that our compensation plans do not pose an unreasonable risk to the Company.

Compensation of Directors

During 2014 and 2013, no directors, including those directors that were also employees of the Company, were paid for their services as a director. Directors were reimbursed for reasonable out of pocket expenses incurred in attending meetings of the Board and other reasonable expenses related to the performance of their duties as a director.

Limitations on Directors’ and Officers’ Liability

Our directors and officers may be indemnified as provided by the revised statutes of Nevada, as amended.

Under the Nevada law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Our articles of incorporation provide that we may indemnify our directors, officers, employees and agents to the fullest extent required by the Nevada statute, and may indemnify such individuals to the extent permitted by statute. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada law. We have not entered into indemnification agreements with any of our directors and officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The registered independent public accountant, M&K CPAS, PLLC of Clearwater, Florida. M&K CPAS’s report on the financial statements for the years ended December 31, 2014 and 2013, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

Through the period covered by the financial audit for the years ended December 31, 2013 and 2012, there have been no disagreements with M&K CPAS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&K CPAS would have caused them to make reference thereto in their report on the financial statements. During the years ended December 31, 2013 and 2012 and the interim period through December 31, 2014, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On September 16, 2014, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock.

On the same date, the Company issued 1,000,000 shares of Series E preferred stock to Eastern Rim Funds, a Panama corporation, (“Eastern Rim”) for services valued at $20,000. For accounting purposes, the Series E preferred stock was valued at $3,010,644, which was the estimated market value of the shares. The estimated market value was calculated to be twice the market value of the outstanding common stock on the date of issuance since the Series E preferred stockholders have the right to vote based on twice the number of all outstanding shares of common stock. Eastern Rim owned 173,521 shares of common stock, or approximately 53% of the outstanding stock, of the Company prior to this transaction. This transaction did not result in a change in control of the Company.

Director Independence

Quotations for the Company’s common stock are entered on the OTC Markets, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, Omar Durham, is also the Company’s principal executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 2, 2015 with respect to the beneficial ownership of shares of common stock by (i) each person known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers and (iv) all executive officers and directors as a group.

	Shares of Capital Stock		Percentage Ownership
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Number of Shares of Preferred Stock	Shares of Common Stock	Shares of Preferred Stock
Eastern Rim Funds Inc. San Francisco 65 E St House No 35 Panama City Panama (2)	104,113	1,000,000	2.41%	100%
SRN Properties Corporation 14100 Southwest Freeway, Suite 360, Sugarland, TX 77478 (3)	3,000,000	Nil	69.46%	0%
Wallace W. Browne 2880 Zanker Road, Suite 203 San Jose, CA 95134 (4)	-0-	-0-	-0-	-0-
All Executive Officers and Directors (1 person)	-0-	-0-	-0-	-0-%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and convertible securities held by that person that are currently exercisable or exercisable within 60 days of April 24, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

(2)      Aleksandra Zapatrina of Eastern Rim Funds Inc. may be deemed to have voting and dispositive control over the shares of our common stock held by Eastern Rim Funds Inc.

(3)      John Nguyen, President of SRN Properties Corporation may be deemed to have voting and dispositive control over the shares of our common stock held by SRN Properties Corporation.

(3)      Our calculation of the percentage of beneficial ownership is based on 4,318,908 shares of common stock outstanding as of April 24, 2015.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	a distribution in accordance with the applicable rules of the Securities and Exchange Commission and the Securities Act;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and the selling stockholders’ expenses; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Our bylaws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Sonfield & Sonfield, counsel to the Company.

EXPERTS

The financial statements of Green Technology Solutions, Inc. as of June 30, 2014 and June 30, 2013, have been included herein in reliance upon the reports of M&K CPAS, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

FINANCIAL STATEMENTS

Green Technology Solutions, Inc.
Consolidated Financial Statements
December 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of Green Technology Solutions, Inc.

We have audited the accompanying balance sheets of Green Technology Solutions, Inc. as of December 31, 2014 and 2013 and the related statements of operations, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Technology Solutions, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $4,103,145 and negative cash flow from operating activities of $267,827, which raises doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

Houston, TX

www.mkacpas.com

April 8, 2015

GREEN TECHNOLOGY SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$15,173	$4,198
Total current assets	15,173	4,198

Investments net of impairment of $445,000 and $320,000, respectively	—	—
TOTAL ASSETS	$15,173	$4,198

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$328,705	$123,000
Advances payable	—	31,250
Current portion of convertible notes payable, net of discount of $280,892 and $0, respectively	193,824	—
Current portion of accrued interest payable	68,625	—
Total current liabilities	591,154	154,250

Convertible notes payable, net of discount of $355,753 and $442,118, respectively.	9,353	81,958
Accrued interest payable	8,214	34,823
TOTAL LIABILITIES	608,721	271,031

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.0010 stated value; 20,000,000 shares authorized; 1,000,000 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	1,000	—
Common Stock, $0.0010 par value; 616,908 and 208,087 shares issued; and 616,858 and 208,087 outstanding at December 31, 2014 and December 31, 2013, respectively.	617	208
Treasury shares, 50 shares at December 31, 2014	(55)	—
Common stock payable	5,000	5,000
Additional paid-in capital	14,823,239	11,048,163
Accumulated deficit	(15,423,349)	(11,320,204)
Total shareholders’ equity (deficit)	(593,548)	(266,833)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$15,173	$4,198

The accompanying notes are an integral part of these consolidated financial statements.

GREEN TECHNOLOGY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2014	2013

OPERATING EXPENSES
General and administrative expenses	$3,719,176	$337,081

LOSS FROM OPERATIONS	(3,719,176)	(337,081)

OTHER INCOME (EXPENSE)
Interest expense	(233,969)	(522,610)
Impairment of investment	(150,000)	(50,000)
Total other income (expense)	(383,969)	(572,610)

NET LOSS	$(4,103,145)	$(909,691)

NET LOSS PER COMMON SHARE – Basic and diluted	$(12.55)	$(5.55)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – Basic and diluted	326,834	163,846

The accompanying notes are an integral part of these consolidated financial statements.

GREEN TECHNOLOGY SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Preferred stock		Common stock		Additional paid in	Common stock	Treasury Shares		Accumulated
	Shares	Amount	Shares	Amount	capital	payable	Shares	Amount	Deficit	Total

BALANCE, December 31, 2012	—	$—	114,009	$114	$9,902,818	$5,000	—	$—	$(10,410,513)	$(502,581)

Common stock issued for conversion of notes payable	—	—	94,078	94	545,341	—	—	—	—	545,435
Beneficial conversion discount on convertible note payable	—	—	—	—	575,958	—	—	—	—	575,958
Imputed interest expense	—	—	—	—	24,046	—	—	—	—	24,046
Net loss	—	—	—	—	-	—	—	—	(909,691)	(909,691)

BALANCE, December 31, 2013	—	$—	208,087	$208	$11,048,163	$5,000	—	$—	(11,320,204)	$(266,833)

Common stock issued for:
Cash and services	—	—	100,000	100	329,900	—	—	—	—	330,000
Conversion of notes payable	—	—	278,000	278	63,072	—	—	—	—	63,350
Share rounding on reverse split	—	—	30,821	31	(31)	—	—	—	—	—
Purchase of treasury shares	—	—	—	—	—	—	50	(55)	—	(55)
Preferred stock issued for services	1,000,000	$1,000	—	—	3,009,644	—	—	—	—	3,010,644
Beneficial conversion discount on convertible note	—	—	—	—	365,107	—	—	—	—	365,107
Imputed interest expense	—	—	—	—	7,384	—	—	—	—	7,384
Net loss	—	—	—	—	—	—	—	—	(4,103,145)	(4,103,145)

BALANCE, December 31, 2014	1,000,000	$1,000	616,908	$617	$14,823,239	$5,000	50	$(55)	$(15,423,349)	$(593,548)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN TECHNOLOGY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(4,103,145)	$(909,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible note payable	170,580	460,420
Imputed interest expense	7,384	24,047
Loss on acquisition	125,000	—
Impairment of investment in joint venture	25,000	50,000
Common stock issued for services	300,000	—
Preferred stock issued for services	3,010,644	—
Changes in operating assets and liabilities:
Accounts receivable	—	—
Accounts payable and accrued liabilities	140,705	46,847
Accrued interest payable	56,005	38,143
NET CASH USED IN OPERATING ACTIVITIES	(267,827)	(290,234)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of subsidiary	(60,000)	—
Investment in joint ventures	(25,000)	(50,000)
NET CASH USED IN INVESTING ACTIVITIES	(85,000)	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	30,000	—
Proceeds from advances	333,857	343,560
Purchase of treasury shares	(55)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	363,802	343,560

NET INCREASE (DECREASE) IN CASH	10,975	3,326

CASH, at the beginning of the period	4,198	872

CASH, at the end of the period	$15,173	$4,198

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

Noncash investing and financing transaction:
Refinancing of advances into convertible notes payable	$365,107	$575,957
Beneficial conversion of convertible note payable	$365,107	$575,957
Conversion of convertible notes payable	$63,350	$486,202

The accompanying notes are an integral part of these consolidated financial statements.

GREEN TECHNOLOGY SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 1. Background Information

Green Technology Solutions, Inc. (“GTSO”, “we”, “us”, “our” or the “Company”) was incorporated as XCL Sunrise, Inc. in the State of Delaware on April 1, 1991. We changed our name to Sunrise Energy Resources, Inc. on November 1, 2004. On October 26, 2010, we changed our name to Green Technology Solutions, Inc.

On July 28, 2014, the Company reincorporated from Delaware to Nevada. Our board of directors and the owners of a majority of our outstanding voting stock approved the reincorporation. Each of our shareholders as of the record date received one share of the Nevada company’s common stock for each 300 shares of our common stock they owned in the Delaware company, with fractional shares to be rounded up to the next whole share, and number of additional whole shares such that each shareholder will own at least five shares. The board of directors and officers of the Nevada company consists of the same persons who are directors and officers prior to the reincorporation. Our daily business operations will continue at the principal executive offices at 2880 Zanker Road, Suite 203, San Jose, California.

GTSO is in the business of trying to keep the world a greener place to live.  Having a greener environment is what we strive to provide so that we may live healthier lives.  The corporate mission is to support the health and wellness sub-market of medical cannabis.

Note 2. Going Concern

For the year ended December 31, 2014, the Company had a net loss of $4,103,145 and negative cash flow from operating activities of $267,827. As of December 31, 2014, the Company has negative working capital of $575,981. The Company has not begun to generate significant revenue from its operations. It does not expect to generate significant revenue or positive cash flow in the near future.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raises doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Significant Accounting Policies

The significant accounting policies that the Company follows are:

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the accounts and operations of Green Technology Solutions, Inc. and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

All cash is on deposit with major financial institutions in the United States of America. Deposits with these banks may occasionally exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered cash equivalents. Cash and cash equivalents were $15,173 and $4,198 at December 31, 2014 and 2013, respectively.

Revenue and cost recognition

In accordance with ASC 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

Common stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of December 31, 2014 and 2013, respectively.

Earnings (Loss) Per Share

Basic loss per share is computed in accordance with ASC Topic 260, Earnings per Share, by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. The Company’s convertible debt is considered anti-dilutive due to the Company’s net loss for the twelve months ended December 31, 2014 and 2013. As a result, the Company did not have any potentially dilutive common shares for those periods. For the three months ended October 31, 2014 and 2013, potentially issuable shares as a result of conversions of convertible notes payable have been excluded from the calculation. At December 31, 2014, the Company had 125,240,095 potentially issuable shares upon the conversion of convertible notes payable and interest.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (“ASC”) 820 Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	-	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	-
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	-	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

The following table presents assets that were measured and recognized at fair value as of December 31, 2014 and 2013 and the periods then ended on a recurring and nonrecurring basis:

December 31, 2014
Description	Level 1	Level 2	Level 3	Total Realized Gain
	$—	$—	$—	$—
Totals	$—	$—	$—	$—

December 31, 2013
Description	Level 1	Level 2	Level 3	Total Realized Gain
	$—	$—	$—	$—
Totals	$—	$—	$—	$—

Beneficial Conversion Feature

Beneficial conversion feature is a non-detachable conversion feature that is in the money at the commitment date. The Company follows the guidance of ASC Subtopic 470-20 Debt with Conversion and Other Options to evaluate as to whether beneficial conversion feature exists. Pursuant to Section 470-20-30 an embedded beneficial conversion feature recognized separately under paragraph 470-20-25-5 shall be measured initially at its intrinsic value at the commitment date (see paragraphs 470-20-30-9 through 30-12) as the difference between the conversion price (see paragraph 470-20-30-5) and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. When the Company issues an debt or equity security that is convertible into common stock at a discount from the fair value of the common stock at the date the debt or equity security counterparty is legally committed to purchase such a security (Commitment Date), a beneficial conversion charge is measured and recorded on the Commitment Date for the difference between the fair value of the Company’s common stock and the effective conversion price of the debt or equity security. If the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the debt or equity security, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the debt or equity security.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2014 and December 31, 2013.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under GAAP. The new amendments will require an organization to:

·
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period; and

·
Cross-reference to other disclosures currently required under GAAP for other reclassification items (that are not required under GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendment was effective for the Company beginning January 1, 2014. The adoption of ASU No. 2013-02 did not have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The Company adopted ASU No. 2013-01 effective January 1, 2014. The adoption of ASU No. 2013-01 did not have a material impact on our financial position or results of operations.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations in the contract

5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.
Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.
Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company adopted ASU 2014-10 during the year ended December 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4. Chilerecicla Joint Venture

On March 4, 2013, we entered into a letter of intent with Sociedad de Reciclaje de Materiales Metalicos, Electrico, Electronicos y Plasticas Limitada (“Chilerecicla”) to explore opportunities with Latin America electronic waste recyclers for the purpose of recovering precious metals, minerals and waste to energy possibilities.  Chilerecicla is based near Santiago Chile with operations across the country and surrounding regions.

On June 6, 2013, GTSO and Chilerecicla signed a joint venture agreement to evaluate, explore and determine the feasibility of a waste management collection, processing and sales operation wherein GTSO will contribute funding and the initial development of a project to acquire electronics and plastic waste for the purpose of selling metals and plastics reuse while Chilerecicla manages the Latin America operations. Under the terms of the agreement, GTSO commits to fund a minimum of $2,500 of the cash flow requirements of the start-up phase of the operations. Chilerecicla agrees to reserve 30% of the gross proceeds of the business for repayment of the initial contribution. At the end of the start-up phase, Chilerecicla will provide GTSO with a detailed timeline, budget and operational plan for further development. Both parties will have 60 days to agree on an appropriate funding strategy for the next phase. GTSO will have no obligation to continue funding the business.

On September 1, 2013, GTSO and Chilerecicla signed a second joint venture agreement (the “Chilerecicla JV”) to execute an initial spot and single operation as a way to test in practice the planning they have designed so far. Under the terms of this second agreement, GTSO will contribute $50,000 was paid in two installments within the 30 days after the agreement was signed. These funds will be used to purchase electronic and plastic waste in Chile and to export and sell minerals, metals and plastics for reuse. Chilerecicla will manage the process of purchasing and selling the e-waste materials. During the year ended December 31, 2013, GTSO paid 100% of the expenses of the Chilerecicla JV in the amount of $50,000. Under the terms of the agreement, GTSO will receive a minimum of 50% of the net profits of the Chilerecicla JV. No net profits were earned during the year ended December 31, 2013. The Chilerecicla JV operates under the name Chilerecicla E-Waste Limitada.

The Chilerecicla JV represents an investment in an unproven start-up operation and an emerging market. Therefore, the likelihood of the Chilerecicla JV to be able to realize profitable operations and positive cash flow is unknown at this time. As a result, GTSO has expensed all investments in this joint venture, although the Company still believes that it represents a positive business opportunity.

Note 5. Acquisition of Mother Parker

On November 3, 2014, we closed the acquisition of Mother Parker’s Soil, LLC, a California limited liability company (“Mother Parker”) for $125,000. The purchase price was to be paid $25,000 upon signing the purchase agreement on September 5, 2014, $25,000 ten days after signing the agreement, $25,000 30 days after the second payment, and five monthly payments of $10,000. Mother Parker is a cultivator of organic soils. As of December 31, 2014, we have paid $60,000 toward this acquisition. The seller of Mother Parker has verbally agreed to accept the remaining payment as funds become available to the Company.

Mother Parker did not have any tangible assets or liabilities on the date of acquisition. The intangible asset that it has is a soil recipe to be used for the cultivation of medical cannabis. The Company has valued the intangible asset at $0 for accounting purposes. In order to realize value from the soil recipe, the Company would have to have access to the capital needed to manufacture, market and distribute the soil. As a result, we have recorded a loss on acquisition of Mother Parker in the amount of $125,000 for the year ended December 31, 2014.

Note 6. Investment in Elevated Industries

On December 15, 2014, we signed in a profit participation agreement with Elevated Industries Inc. (“Elevated”), a Canadian corporation.  The agreement calls for the Company to contribute up to US$75,000, at its sole discretion. During the year ended December 31, 2014, we have contributed $25,000 toward this joint venture. These contributions are recorded in impairment expense.

Note 7. Advances from Third Parties

The Company received working capital advances totaling $333,857 and $343,560 during the years ended December 31, 2014 and 2013, respectively. The total advances outstanding as of December 31, 2014 and 2013 were $0 and $31,250, respectively. These advances are non-interest bearing and payable upon demand. The Company recognized imputed interest of $7,384 and $24,047 during the years ended December 31, 2014 and 2013, respectively. The imputed interest was recorded as an increase in additional paid in capital.

Note 8. Income Taxes

There is no current or deferred income tax expense or benefit for the years ended December 31, 2014 and 2013.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the periods ended December 31, 2014 and 2013 are as follows.

	2014	2013
Tax benefit at U.S. statutory rate	$1,395,069	$3,378,227
Valuation allowance	(1,395,069)	(3,378,227)
	$—	$—

Note 9. Convertible Notes Payable

Convertible notes payable consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Convertible note payable, dated April 1, 2010, bearing interest at 10% per annum, matured on March 31, 2013 and convertible into shares of common stock at $0.01 per share. This note is in default.	$12,808	$11,598
Convertible note payable, dated May 15, 2010, bearing interest at 10% per annum, matured on March 31, 2013 and convertible into shares of common stock at $0.01 per share. This note is in default.	6,567	5,947
Convertible note payable, dated October 31, 2012, bearing interest at 10% per annum, matures on April 30, 2014 and convertible into shares of common stock at $0.02 per share. This note is in default.	62	1,423
Convertible note payable, dated April 1, 2013, bearing interest at 10% per annum, matures on March 31, 2015 and convertible into shares of common stock at $0.01 per share.	5,999	25,613
Convertible note payable, dated June 30, 2013, bearing interest at 10% per annum, matures on June 30, 2015 and convertible into shares of common stock at $0.01 per share.	136,969	167,185
Convertible note payable, dated September 30, 2013, bearing interest at 10% per annum, matures on September 30, 2015 and convertible into shares of common stock at $0.01 per share.	312,310	312,310
Convertible note payable, dated June 30, 2014, bearing interest at 10% per annum, matures on June 30, 2016 and convertible into shares of common stock at $0.01 per share.	162,947	—
Convertible note payable, dated December 31, 2014, bearing interest at 10% per annum, matures on December 31, 2016 and convertible into shares of common stock at $2.00 per share.	202,160	—
Total convertible notes payable	$839,822	$524,076

Less: current portion of convertible notes payable	(474,716)	—
Less: discount on noncurrent convertible notes payable	(355,753)	(442,118)
Convertible notes payable, net of discount	$9,353	$81,958

All principal along with accrued interest is payable on the maturity date. The notes are convertible into common stock at the option of the holder. The holder of the notes cannot convert the notes into shares of common stock if that conversion would result in the holder owning more than 4.9% of the outstanding stock of the Company.

Conversions of Convertible Debt into Equity

The holders of the $251,468 convertible note payable signed on October 31, 2012 elected to convert principal and interest at a rate of $0.02 per share as follows:

Date	Principal & Interest Converted	Common Stock Issued upon Conversion
October 10, 2014	$340	17,000
October 21, 2014	340	17,000
November 4, 2014	420	21,000
November 6, 2014	440	22,000
Total	$1,540	77,000

There was no discount balance on this note on the dates of the conversions.  There was no gain or loss on the conversion, as it was effected in accordance with the terms of the convertible note payable.

The holders of the $96,463 convertible note payable signed on April 1, 2013 elected to convert principal and interest at a rate of $0.01 per share as follows:

Date	Principal & Interest Converted	Common Stock Issued upon Conversion
January 14, 2014	20,000	6,667
December 9, 2014	250	25,000
December 18, 2014	250	25,000
Total	$20,500	56,667

The unamortized discount related to this principal was $10,450. We amortized this amount to interest expense. We recognized the $20,500 of converted principal and interest as in increase in stockholders’ equity.  There was no gain or loss on the conversion, as it was effected in accordance with the terms of the convertible note payable.

The holders of the $167,185 convertible note payable signed on June 30, 2013 elected to convert principal and interest at a rate of $0.01 per share as follows:

Date	Principal & Interest Converted	Common Stock Issued upon Conversion
January 27, 2014	$20,000	6,667
January 30, 2014	20,000	6,667
September 26, 2014	170	17,000
September 26, 2014	170	17,000
November 26, 2014	460	46,000
December 11, 2014	260	26,000
December 12, 2014	250	25,000
Total	$41,310	144,334

The unamortized discount related to this principal was $21,399. We amortized this amount to interest expense. We recognized the $41,310 of converted principal and interest as in increase in stockholders’ equity.  There was no gain or loss on the conversion, as it was effected in accordance with the terms of the convertible note payable.

Convertible notes issued

During the year ended December 31, 2014, the Company signed convertible promissory notes, which refinanced non-interest bearing advances in the amount of $365,107 into convertible notes payable. These notes are payable along with interest at maturity and bear interest at 10% per annum. The holder of the notes may not convert the convertible promissory note into common stock if that conversion would result in the holder owing more than 4.99% of the number of shares of common stock outstanding on the conversion date. The convertible promissory notes are convertible into common stock at the option of the holder.

Date Issued	Maturity Date	Interest Rate	Conversion Rate Per Share	Amount of Note
June 30, 2014	June 30, 2016	10%	$0.005	$162,947
December 31, 2014	December 31, 2016	10%	2.00	202,160
				$365,107

The Company evaluated the application of ASC 470-50-40/55, Debtor’s Accounting for a Modification or Exchange of Debt Instrument as it applies to the note listed above and concluded that the revised terms constituted a debt modification rather than a debt extinguishment because the present value of the cash flow under the terms of the new instrument was less than 10% from the present value of the remaining cash flows under the terms of the original note. No gain or loss on the modifications was required to be recognized.

The Company evaluated the terms of the new note in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, the Company recognized beneficial conversion features in the amounts of $162,947 and $202,160 on June 30, 2014 and December 31, 2014, respectively. The beneficial conversion features were recorded as an increase in additional paid-in capital and a beneficial conversion discount. The beneficial conversion discount is being amortized to interest expense over the lives of the notes.

Note 10. Related Party Transactions

Issuance of Preferred Stock for Services

On September 16, 2014, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock.

On the same date, the Company issued 1,000,000 shares of Series E preferred stock to Eastern Rim Funds, a Panama corporation, (“Eastern Rim”) for services valued at $20,000. For accounting purposes, the Series E preferred stock was valued at $3,010,644, which was the estimated market value of the shares. The estimated market value was calculated to be twice the market value of the outstanding common stock on the date of issuance since the Series E preferred stockholders have the right to vote based on twice the number of all outstanding shares of common stock. Eastern Rim owned 173,521 shares of common stock, or approximately 53% of the outstanding stock, of the Company prior to this transaction. This transaction did not result in a change in control of the Company.

Note 11. Stockholders’ Equity

Reincorporation and reverse split

On July 28, 2014, the Company reincorporated from Delaware to Nevada. The reincorporation was approved by our board of directors and by the owners of a majority of our outstanding voting stock. Each of our shareholders as of the record date received one share of the Nevada company’s common stock for each 300 shares of our common stock they owned in the Delaware company, with fractional shares be rounded up to the next whole share, and number of additional whole shares such that each shareholder will own at least five shares. This effectively resulted in a one-for-300 reverse split. All share and per share amounts have been restated to reflect the reverse split.

Issuance of Common Stock for Cash

On February 6, 2014, the Company received a stock purchase agreement from Eastern Rim Funds Inc., a significant shareholder of the Company, to purchase 100,000 shares of common stock of the Company for $30,000 in cash. The Company also received a cash payment of $30,000. The par value of the common stock was included in stock payable on the balance sheet as of March 31, 2014.

The Company recorded stock compensation expense in the amount of $300,000, which represented the difference in the fair market value of the common stock as of February 6, 2014 and the price paid by Eastern Rim Funds Inc.

On May 27, 2014, our board of directors approved the issuance of these shares. Accordingly, the par value of the common stock was removed from common stock payable on our balance sheet and added to our common stock.

The issuance of these shares resulted in Eastern Rim Funds Inc. holding a total of 173,521 shares of the Company’s common stock. Eastern Rim Funds Inc. held approximately 53% of the outstanding stock of the Company after the issuance.

Imputed Interest

The Company recognized imputed interest of $7,384 and $24,047 during the years ended December 31, 2014 and 2013, respectively. We recorded the imputed interest as an increase in additional paid-in capital.

Treasury Shares

We paid $55 for 50 treasury shares on October 15, 2014. These shares were purchased from shareholders who dissented with our reincorporation into Nevada.

Issuance of Common Stock for Convertible Note Conversion

Date	Principal & Interest Converted	Common Stock Issued upon Conversion
January 14, 2014	$20,000	6,666
January 27, 2014	20,000	6,667
January 30, 2014	20,000	6,667
September 26, 2014	170	17,000
September 26, 2014	170	17,000
October 10, 2014	340	17,000
October 21, 2014	340	17,000
November 4, 2014	420	21,000
November 6, 2014	440	22,000
November 26, 2014	460	46,000
December 9, 2014	250	25,000
December 11, 2014	260	26,000
December 12, 2014	250	25,000
December 18, 2014	250	25,000
Total	$63,350	278,000

Note 12. Subsequent Events

On January 12, 2015, the holders of the note signed on April 1, 2013 converted $300 of principal and accrued interest into 30,000 shares of common stock at a rate of $0.01 per share.

On January 14, 2015, the holders of the note signed on April 1, 2013 converted $300 of principal and accrued interest into 30,000 shares of common stock at a rate of $0.01 per share.

On January 27, 2015, the holders of the note signed on April 1, 2013 converted $320 of principal and accrued interest into 32,000 shares of common stock at a rate of $0.01 per share.

On February 6, 2015, the holders of the note signed on April 1, 2013 converted $350 of principal and accrued interest into 35,000 shares of common stock at a rate of $0.01 per share.

On February 16, 2015, the holders of the note signed on April 1, 2013 converted $1,050 of principal and accrued interest into 105,000 shares of common stock at a rate of $0.01 per share.

On February 26, 2015, the holders of the note signed on April 1, 2013 converted $800 of principal and accrued interest into 80,000 shares of common stock at a rate of $0.01 per share.

On March 12, 2015, the holders of the note signed on June 30, 2013 converted $1,900 of principal and accrued interest into 190,000 shares of common stock at a rate of $0.01 per share.

On April 1, 2015, the holders of the note signed on June 30, 2013 converted $2,000 of principal and accrued interest into 200,000 shares of common stock at a rate of $0.01 per share.

On March 5, 2015 (“Closing Date”), GTSO signed an asset purchase agreement (the “Agreement”) to acquire an approximately 1,300 square foot Class 5 clean room (the “Clean Room”). The Company expects to install the Clean Room in Colorado where it will serve as a center for hygienic testing and quality control services to cannabis growers and retailer. GTSO will pay a total of $2,500,000 for the Clean Room. $250,000 will be paid in cash installments of (i) $25,000 on the Closing Date; (ii) $25,000 payable 10 days after the Closing Date; and (iii) four monthly installments of $50,000 beginning 30 days after the second payment. The remaining $2,250,000 will be payable in common stock of the Company. The Company issued 3,000,000 shares of its common stock immediately in satisfaction of this requirement. These 3,000,000 shares will be registered for resale by the selling shareholder.

GTSO is required to prepare and file a registration statement with the Securities and Exchange Commission to register the shares underlying this agreement within 30 days after the Closing Date and to use its best efforts to cause that registration statement to be declared effective within 270 days.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the common stock being registered. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

Accounting fees and expenses	$2,500
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous and SEC filing fee	$5,000
Total	$32,500

Item 14. Indemnification of Directors and Officers

Sections 145 and 102(b)(7) of the Revised statutes of the State of Nevada (referred to as the “NRS”) provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our articles of incorporation provides for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the NRS, and our bylaws provide for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the NRS.

The Company has not entered into an indemnification agreement with our directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since March 1, 2012:

On February 6, 2014, we entered into a Stock Purchase Agreement with Eastern Rim Funds Inc, a Panama corporation, to purchase 100,000 unregistered shares of our common stock for the cash consideration of $30,000. The shares were sold without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

On September 16, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The shares were issued to Eastern Rim Funds, a Panama corporation, for services valued at $20,000. For accounting purposes, the Series E preferred stock was valued at $3,010,644, which was the estimated market value of the shares. The Series E preferred stock was issued without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

On March 5, 2015 we entered into an Asset Purchase Agreement with SRN Properties Corporation, as purchaser, and issued 3,000,000 unregistered shares of our common stock as consideration for the purchase. The shares of common stock were issued to the seller in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Item 16.                Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Company
3.2	Bylaws of the Company
5.1	Opinion of Sonfield & Sonfield.
10.1	Asset Purchase Agreement, dated March 4, 2015 between the Company and SRN Properties Corporation
10.2	2014 Omnibus Equity Incentive Plan.
21	List of Subsidiaries of Green Technology Solutions, Inc.
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Sonfield & Sonfield (included in the opinion filed as Exhibit 5.1).
101	Interactive Data File

Item 17.                Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, the State of California, on April 27, 2015.

Green Technology Solutions, Inc.

By: /s/ Wallace Browne
Wallace W. Browne, Chief Executive Officer
Principal Financial Officer
Principal Accounting Officer, Sole Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of the Company*
3.2	Bylaws of the Company*
5.1	Opinion of Sonfield & Sonfield.*
10.1	Asset Purchase Agreement, dated March 4, 2015 between the Company and SRN Properties Corporation*
10.2	2014 Omnibus Equity Incentive Plan.* †
21	List of Subsidiaries of Green Technology Solutions, Inc.*
23.1	Consent of M&K CPAS, PLLC*
23.2	Consent of Sonfield & Sonfield (included in the opinion filed as Exhibit 5.1)*
101	Interactive Data File*

*           Filed herewith
†           Indicates compensatory plan or arrangement.